UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 16, 2009
__________

CARVER BANCORP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-13007	13-3904174
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

75 West 125th Street
New York, NY  10027
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 230-2900
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement

On January 16, 2009, Carver Bancorp, Inc. (the “Company”), the holding company for Carver Federal Savings Bank (the “Bank”), entered into a Letter Agreement as part of the U.S. Department of the Treasury (the “Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) and a  Securities Purchase Agreement – Standard Terms (“Securities Purchase Agreement”)  with the Treasury, pursuant to which the Company issued and sold, and the Treasury agreed to purchase, 18,980 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, for $18.98 million in cash.  Because the Bank is a certified Community Development Financial Institution which conducts most of its activities in disadvantaged communities, the Company was exempt from the CPP’s requirement to issue warrants to the Treasury to purchase shares of its common stock.  Therefore, Treasury’s investment in the Company will not dilute current shareholders.  The description of the Securities Purchase Agreement contained or incorporated herein is a summary and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

The transaction closed on January 16, 2009 (the “Closing Date”).  The issuance and sale of the Preferred Shares was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Under the terms of the Securities Purchase Agreement, the Company has agreed to register the Preferred Shares if requested by the Treasury.  In addition, the Preferred Shares may be required to be listed on a national exchange if requested by the Treasury.

The Preferred Shares will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter.  The Preferred Shares have no maturity date, and rank senior to common stock with respect to dividends and upon liquidation, dissolution, or winding up.  The Company may redeem the Preferred Shares, in whole or in part, at its liquidation preference plus accrued and unpaid dividends prior to the first dividend payment date falling after the third anniversary of the Closing Date only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings in excess of $4,745,000 and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  “Qualified Equity Offering” is defined as the sale for cash by the Company after the Closing Date of shares of preferred or common stock that qualify as Tier I capital of the Company under the guidelines of the Company’s federal banking agency.  Thus, if the Company raised net proceeds from the sale of preferred stock or common stock in a public or private offering, it could redeem all of the Preferred Shares. The description of the Preferred Shares contained herein is a summary and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

The Securities Purchase Agreement, pursuant to which the Preferred Shares were sold, contains limitations on the payment of dividends on the common stock (including with respect to the payment of cash dividends in excess of $0.10 per share, which was the amount of the last regular dividend declared by the Company prior to October 14, 2008) and on the Company’s ability to repurchase its common stock, and subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (EESA).  As a condition to the closing of the transaction, each of Deborah C. Wright, Charles F. Koehler, Mark A. Ricca, James H. Bason, and Susan M. Ifill, the Company’s Senior Executive Officers (as defined in the Securities Purchase Agreement) (the “Senior Executive Officers”) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program.  The Company has also effected changes to its Benefits Plans as may be necessary to comply with the executive compensation provisions of the EESA.

Item 3.02.     Unregistered sales of equity securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference thereto.

Item 3.03.     Material modification to rights of security holders.

Prior to January 16, 2012, unless the Company has redeemed the Preferred Shares or the Treasury has transferred the Preferred Shares to a third party, the consent of the Treasury will be required for the Company to (1) declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.10 per share) or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.

In addition, under the Certificate of Designations, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Preferred Shares.

Item 5.02.     Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference thereto.

In addition to the amendments made to the Benefit Plans as set forth under “Item 1.01 Entry into a Material Definitive Agreement”, Section 2.7(b) of Article II of the 2006 Stock Incentive Plan was amended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, regarding change of control.

Item 5.03.     Amendment to articles of incorporation or bylaws; change in fiscal year.

On January 14, 2008, the Company filed with the Secretary of State of Delaware, a Certificate of Designations establishing the terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A.  A copy of this Certificate of Designations is included  as an Exhibit to this 8-K and is incorporated by reference into this item 5.03.

Item 7.01      Regulation FD Disclosure

On January 20, 2009, the Company issued a press release announcing its participation in the Treasury’s TARP CPP, the issuance of the Preferred Shares and the receipt of $18.98 million in proceeds.  A copy of this press release is furnished as Exhibit 99.1 to the Current Report on Form 8-K.  The information in this press release shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designations for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

10.1
Letter Agreement dated January 16, 2009 between Carver Bancorp, Inc. and the United States Department of the Treasury, including the Securities Purchase Agreement – Standard Terms, with respect to the issuance and sale of the Fixed Rate Cumulative Perpetual Preferred Stock.

10.2	Form of Waiver, executed by each of Deborah C. Wright, Charles F. Koehler, Mark A. Ricca, James H. Bason and Susan M. Ifill.

99.1	Press release dated January 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DATE:  January 22, 2009

BY:	/s/ Mark A. Ricca
Mark A. Ricca
Executive Vice President, Chief Risk Officer and General Counsel

INDEX TO EXHIBITS

Exhibit	Description

3.1	Certificate of Designations for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

10.1
Letter Agreement dated January 16, 2009 between Carver Bancorp, Inc. and the United States Department of the Treasury, including the Securities Purchase Agreement – Standard Terms, with respect to the issuance and sale of the Fixed Rate Cumulative Perpetual Preferred Stock.

10.2	Form of Waiver, executed by each of Deborah C. Wright, Charles F. Koehler, Mark A. Ricca, James H. Bason and Susan M. Iffil.

99.1	Press release dated January 20, 2009.